THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER REASONABLE EVIDENCE IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

BRAINSTORM CELL THERAPEUTICS INC.

Convertible Note Due Immediately

U.S.$135,000.00	Petach Tikva, Israel

September 15, 2010

BrainStorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Thomas B. Rosedale, or his assigns (the “Holder”), the principal sum of One Hundred Thirty Five Thousand Dollars (US$135,000.00) (the “Original Principal Amount”), and to pay interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of 4.00% per annum. The Original Principal Amount represents the amount of legal fees owed to BRL Law Group LLC (which entity is controlled by the original Holder) by the Company through December 31, 2010, as the Company and the Holder have agreed.

1.           Conversion.

(a)            The Holder has the right, at its option and in its sole and absolute discretion, to convert all or any part of the outstanding principal amount of this Note and all accrued and unpaid interest (“Note Amount”) into shares of the Company’s common stock, $0.00005 par value per share (“Common Stock”). The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the aggregate Note Amount being converted by the Fair Market Value (as defined below). In order to convert all or any part of the Note Amount into Common Stock, the Holder shall notify the Company in writing (both a fax and an e-mail shall constitute a writing) that the Holder elects to convert the Note Amount or a portion hereof specified in such notice pursuant to this Section 1(a) (a “Conversion Notice”). Such Conversion Notice shall also state the name or names (with address) in which the certificate or certificates (if applicable) for shares of Common Stock which shall be issuable on such conversion shall be issued and the date on which such Conversion Notice is sent shall be the “Conversion Date”. For purposes of this Note, “Fair Market Value” shall mean:

(i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system or the Over-the-Counter Bulletin Board, then the Fair Market Value shall be the average mean of the last reported sale prices of the Common Stock on such exchange or system on the five (5) business days prior to the Value Date (as defined below); or

(ii)            If the Common Stock is not so listed or so admitted to unlisted trading privileges, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

For purposes of this Note, “Value Date” shall mean the business day two business days prior to the Conversion Date.

(b)            Delivery of Instruction Letter for Certificates.  Within one (1) business day after the Conversion Date, the Company shall deliver or cause to be delivered an instruction letter to its transfer agent (or other appropriate person or entity) and take all other necessary and appropriate actions for the Holder to be delivered a stock certificate for the Common Stock to be received upon conversion in whole or in part pursuant to this Section 1 or for such Common Stock to be issued in book entry form or via Deposit/Withdrawal at Custodian (DWAC).

(c)            Fractional Shares.  No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the Fair Market Value of the Common Stock at the time of conversion of this Note.

(d)            Legal Opinion.  The Company acknowledges and agrees that BRL Law Group LLC shall be an acceptable law firm to issue any necessary legal opinions in connection with the issuance of the shares of Common Stock and the subsequent sale of the shares of Common Stock received upon conversion of the Note Amount in whole or in part.

2.           Payment of Note Amount.  The Note Amount is due immediately and may be paid by the Company to the Holder without advance notice.

3.            Note Register.

(a)            The Company shall keep at its principal executive office a register (herein sometimes referred to as the “Note Register”), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.

(b)            Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder hereof or his or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such holder may designate in writing.

(c)            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

4.           Accredited Investor Representation.  The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

5.           No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

5.           General.

(a)            Successors and Assigns.  This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns. The holder of this Note may transfer or assign this Note in whole or in part without the consent of the Company so long as such transfer complies with applicable securities laws. The Company may not assign or transfer this Note or any of the obligations hereunder in whole or in part.

(b)           Recourse.   Recourse under this Note shall be to the general unsecured assets of the Company.

(c)            Changes.  Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder.

(d)            Currency.  All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

(e)            Governing Law.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Delaware, without regard to the conflict of laws provisions of such state.

(f)            Interest Rate.  If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

********

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Rami Efrati
Name:	Rami Efrati
Title:	CEO